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                                  EXHIBIT 99.2

  ASTRO-MED, INC. CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Astro-Med, Inc. (the "Company") on Form 10-Q for the period ending November 2, 2002 as filed with the Securities and Exchange Commission on the Date hereof (the "Report"), I, Joseph P. O'Connell, Vice President and Treasurer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: November 27, 2002

/s/ Joseph P. O'Connell
-----------------------
Joseph P. O'Connell, Vice President and Treasurer
(Principal Financial Officer)